Exhibit 10.1

FIFTH AMENDMENT TO STANDARD INDUSTRIAL NET LEASE
(Sorrento Business Complex)

THIS FIFTH AMENDMENT TO STANDARD INDUSTRIAL NET LEASE ("Fifth Amendment") is made and entered into as of the 16th day of October, 2017, by and between AGP SORRENTO BUSINESS COMPLEX, L.P., a Delaware limited partnership ("Landlord") and AETHLON MEDICAL, INC., a Nevada corporation ("Tenant").

RECITALS:

A.       Sorrento Business Complex, a California limited partnership ("Original Landlord") and Tenant entered into that certain Standard Industrial Net Lease dated as of September 28, 2009 (the "Original Lease"), as modified by (i) that certain First Amendment to Standard Industrial Net Lease dated as of October 4, 2011 by and between Original Landlord and Tenant ("First Amendment"), (ii) that certain Second Amendment to Standard Industrial Net Lease dated as of October 10, 2014 by and between Landlord and Tenant (the "Second Amendment"), (iii) that certain Third Amendment to Standard Industrial Net Lease dated as of October 21, 2015 by and between Landlord and Tenant (the "Third Amendment"), and (iv) that certain Fourth Amendment to Standard Industrial Net Lease dated as of October 5, 2016 by and between Landlord and Tenant (the "Fourth Amendment"), whereby Landlord leases to Tenant and Tenant leases from Landlord certain space containing 1,703 rentable square feet commonly known as Suite 109 in that certain building located and addressed at 11585 Sorrento Valley Road, San Diego, California 92121 (the "Building"). Landlord is the successor-in-interest under the Lease to the Original Landlord. The Original Lease, as modified by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, may be referred to herein as the "Lease."

B.       By this Fifth Amendment, Landlord and Tenant desire to extend the Lease Term and otherwise modify the Lease as provided herein.

C.       Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT:

1.       Extension of Lease Term. The Lease Term is hereby extended such that the Lease shall terminate on November 30, 2018 (the "Fifth Amendment Extended Expiration Date"). The period of time from December 1, 2017 through and including the Fifth Amendment Extended Expiration Date shall be referred to herein as the "Fifth Amendment Extended Term." Tenant shall not have any right to extend the Lease Term beyond the Fifth Amendment Extended Expiration Date.

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2.       Minimum Monthly Rent. Notwithstanding anything to the contrary contained in the Lease, during the Fifth Amendment Extended Term, Tenant shall pay Minimum Monthly Rent for the Premises in the amount of Four Thousand Five Hundred Forty-Seven and 52/100 Dollars ($4,547.52).

3.       Security Deposit. Tenant has previously deposited with Landlord Three Thousand Two Hundred Fifty and 65/100 Dollars ($3,250.65) as a Security Deposit under the Lease. Landlord shall continue to hold such Security Deposit during the Fifth Amendment Extended Term in accordance with the terms and conditions of Article 5 of the Original Lease.

4.       Condition of Premises. Tenant hereby agrees to accept the Premises in its "as-is" condition and Tenant hereby acknowledges that Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises.

5.       Authority. Each individual executing this Fifth Amendment on behalf of Tenant represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to deliver this Fifth Amendment and that each person signing on behalf of Tenant is authorized to do so.

6.       Brokers. Each party represents and warrants to the other that no broker, agent or finder other than Jones Lang LaSalle ("Broker") negotiated or was instrumental in negotiating or consummating this Fifth Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder's fee by any entity other than Broker who claims or alleges that they were retained or engaged by the first party or at the request of such party in connection with this Fifth Amendment. The terms of this Section 6 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

7.       Disclosures and Utility Usage Information. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp designated by Landlord, subject to Landlord's reasonable rules and requirements; (b) Tenant, at its sole cost and expense, shall be responsible for making any improvements or repairs within the Premises to correct violations of construction-related accessibility standards; and (c) if anything done by or for Tenant in its use or occupancy of the Premises shall require any improvements or repairs to the Building or the Center (outside the Premises) to correct violations of construction-related accessibility standards, then Tenant shall reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such improvements or repairs. If Tenant is billed directly by a public utility with respect to Tenant's electrical usage at the Premises, upon request, Tenant shall provide monthly electrical utility usage for the Premises to Landlord for the period of time requested by Landlord (in electronic or paper foiiiiat) or, at Landlord's option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant's electricity usage with respect to the Premises directly from the applicable utility company.

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8.       Defaults. Tenant hereby represents and warrants to Landlord that, as of the date of this Fifth Amendment, Tenant is in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Landlord or Tenant, and that Tenant knows of no events or circumstances which, given the passage of time, would constitute a default under the Lease by either Landlord or Tenant.

9.       Counterparts and Fax/Email Signatures. This Fifth Amendment may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement. This Fifth Amendment may be executed by a party's signature transmitted by facsimile ("fax") or email and copies of this Fifth Amendment executed and delivered by means of faxed or emailed signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon faxed or emailed signatures as if such signatures were originals. Any party executing and delivering this Fifth Amendment by fax or email shall promptly thereafter deliver a counterpart signature page of this Fifth Amendment containing said party's original signature. All parties hereto agree that a faxed or emailed signature page may be introduced into evidence in any proceeding arising out of or related to this Fifth Amendment as if it were an original signature page.

10.       No Further Modification. Except as set forth in this Fifth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. This Fifth Amendment contains the entire understanding between the parties with respect to the matters contained herein. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Fifth Amendment, the terms and conditions of this Fifth Amendment shall prevail. No representations, warranties, covenants or agreements have been made concerning or affecting the subject matter of this Fifth Amendment, except as are contained herein and in the Lease. This Fifth Amendment may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change or modification or discharge is sought.

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IN WITNESS WHEREOF, this Fifth Amendment has been executed as of the day and year first above written.

LANDLORD:

AGP SORRENTO BUSINESS COMPLEX, L.P., a Delaware limited partnership

By:	Parallel Capital Partners, Inc.,
a California corporation,
its authorized agent

By: /s/ Jim Ingebritsen
Name: Jim Ingebritsen
Title: President

TENANT:

AETHLON MEDICAL, INC.
a Nevada corporation

By: /s/ James Joyce
Name: James Joyce
Title: CEO

By: /s/ James Frakes
Name: James Frakes
Title: CFO

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